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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration
Statements: (1) Form S-8 No. 333-56987, pertaining to the 1997 Long-Term Equity Incentive Plan and the Employee Stock Purchase Plan, (2) Form S-8 No. 333-42838, pertaining to the 1997 Long-Term Equity Incentive Plan, (3) Form S-8 No. 333-97075, pertaining to the 1997 Long-Term Equity Incentive Plan, (4) Form S-3 No. 333-86578, pertaining to the shelf registration of $300,000,000 of debt or equity securities of Province Healthcare Company, and (5) Form S-4 No. 333-119929, pertaining to the merger of Province Healthcare Company and LifePoint Hospitals, Inc., of our reports dated March 22, 2005, with respect to the consolidated financial statements of Province Healthcare Company, Province Healthcare Company management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Province Healthcare Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

                                   /s/ Ernst & Young, LLP

    Nashville, Tennessee
    March 22, 2005